Exhibit 5.1

11 S. Meridian Street
Indianapolis, IN 46204-3535 U.S.A.
(317) 236-1313
Fax (317) 231-7433
http://www.btlaw.com
June 26, 2026
1st Source Corporation
100 North Michigan Street
South Bend, Indiana 46601

Re:
1st Source Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as legal counsel to 1st Source Corporation, an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) relating to the registration of 1,860,323 shares (the “Shares”) of common stock, without par value, of the Company (the “Common Stock”), issued or which may be issued from time to time under the 1st Source Corporation 1982 Executive Incentive Plan, as amended (the “Amended EIP Plan”), the 1st Source Corporation 1982 Restricted Stock Award Plan, as amended (the “Amended Restricted Stock Award Plan”), and the 1st Source Corporation Strategic Deployment Incentive Plan, as amended and restated (the “Amended SDIP,” and collectively with the Amended EIP Plan and Amended Restricted Stock Plan, the “Plans”).  The Registration Statement also includes a reoffer prospectus prepared pursuant to General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3 (the “Reoffer Prospectus”), to be used by a certain affiliate of the Company identified therein (the “Selling Shareholder”) in connection with reoffers and resales on a continuous or delayed basis of shares of Common Stock that have been issued to the Selling Shareholder under the Amended SDIP.  The Shares consist of (i) 1,250,000 shares of Common Stock that are issuable by the Company pursuant to awards under the Amended EIP Plan, 500,000 shares of Common Stock that are issuable by the Company pursuant to awards under the Amended Restricted Stock Plan, and 100,000 shares of Common Stock that are issuable by the Company pursuant to awards under the Amended SDIP (collectively, the “Plan Shares”); and (ii) 10,323 shares of Common Stock that were issued by the Company to the Selling Shareholder pursuant to awards granted to the Selling Shareholder (the “Existing Shares”) under the Amended SDIP.  This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In rendering the opinions set forth below, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations, and other instruments as we deemed necessary or advisable for purposes of the opinions expressed herein, including (i) the Registration Statement, (ii) certain resolutions adopted by the Board of Directors of the Company, (iii) the Plans, and (iv) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter.  As to certain matters of fact material to our opinions, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company, and we have not otherwise independently investigated or verified such facts.  We are opining herein as to the Indiana Business Corporation Law, and we express no opinion with respect to any other laws.

In connection with rendering the opinions set forth herein, we have assumed (i) that all information contained in all documents reviewed by us is true and correct; (ii) that all signatures on all documents examined by us are genuine; (iii) that all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the legal capacity of all natural persons; and (v) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that (i) the Existing Shares to be offered and sold by the Selling Shareholder pursuant to the Registration Statement and Reoffer Prospectus are validly issued, fully paid and non-assessable; and (ii) when the Plan Shares are issued by the Company in accordance with the terms of the Plans (including, without limitation, payment and authorization provisions) and any applicable instruments executed pursuant to the Plans, as described in the Registration Statement, and duly registered on the books of the transfer agent and registrar for the Common Stock in the name or on behalf of the holders thereof, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

We express no opinion herein other than as expressly stated above.  We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to being named in the Registration Statement.  However, in giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP
BARNES & THORNBURG LLP